Exhibit 99

                       Information Regarding Joint Filers

Designated Filer of Form 4: Daniel Zeff

Date of Earliest Transaction Required to be Reported: July 11, 2005

Issuer Name and Ticker Symbol: En Pointe Technologies, Inc. (ENPT)

Names:   Zeff Holding Company, LLC and Zeff Capital Partners I, L.P.

Address: 50 California Street
         Suite 1500
         San Francisco, CA 94111

Signatures:

The undersigned, Zeff Holding Company, LLC and Zeff Capital Partners I, L.P., are jointly filing the attached Statement of Changes in Beneficial Ownership of Securities on Form 4 with Daniel Zeff with respect to the beneficial ownership of securities of En Pointe Technologies, Inc.

ZEFF HOLDING COMPANY, LLC                   ZEFF CAPITAL PARTNERS I, L.P

                                            By: Zeff Holding Company, LLC, as
                                                general partner


By: /s/ Daniel Zeff                             By: /s/ Daniel Zeff
    ----------------------------                    ----------------------------
Name: Daniel Zeff                                   Name: Daniel Zeff
Title: Manager                                      Title: Manager